Exhibit 99.1

ASPREVA PHARMACEUTICALS REPORTS THIRD QUARTER 2005 RESULTS

Company delivers strong financial performance,
positive net cash flow from operating activities and revises guidance

Victoria, B.C., Canada; November 2, 2005 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), an emerging pharmaceutical company focused on increasing the pool of evidence-based medicines available for patients living with less common diseases, today reported business and financial results for the third quarter ended September 30, 2005, highlighted by a continued strong revenue and earnings performance. Aspreva earned $3.2 million, or $0.09 per share on net revenue of $16.8 million, and achieved positive quarterly net cash flow from operating activities for the first time, of $6.3 million. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

“Both revenue and profitability have continued to exceed our expectations, which underscores the strength of our ability to execute our unique business model,” said Richard M. Glickman, Aspreva's Chairman and Chief Executive Officer. “We continue to achieve all of our clinical milestones and to demonstrate our ability to conduct complex advanced clinical trials. During the quarter, we concluded the special protocol assessment and reached agreement with the FDA for our phase III trial of CellCept for the treatment of lupus nephritis. Our phase III studies in myasthenia gravis and pemphigus vulgaris are also progressing according to plan.”

Mr. Glickman added, “We expanded our clinical capabilities and infrastructure to support the continued growth of CellCept in autoimmune indications and to prepare for anticipated new partnerships. We have identified multiple drug candidates and have been successful in developing relationships with a number of leading pharmaceutical companies. Throughout this process, we have received strong support for our indication partnering business model. While we continue to move forward on a number of potential collaborations, we are particularly focused on two specific partnerships which would complement and expand our portfolio of specialty autoimmune products. Given our determination to achieve the right partnership on the right terms for Aspreva and for all our stakeholders, the completion of the first of these agreements will likely move into early 2006.”

Revenues
Under the terms of the collaboration agreement with Roche, Aspreva recognized royalty revenue of $16.8 million during the third quarter 2005 and $31.5 million year to date, based upon sales of CellCept in non-transplant indications. The royalty revenue is equivalent to an equal sharing of such sales above a negotiated baseline, less a distribution fee. The sales tracking methodology provides for a reconciliation process and related corrective payments; as of September 30, 2005, no reconciliations had occurred. Revenue guidance for 2005 is revised from in excess of $50 million to a more specific range of $55 to $60 million.

Net Income
Third quarter 2005 net income was $3.2 million, or $0.09 per share versus a net loss of $5.8 million, or $0.45 per share, in the third quarter of 2004. Year to date loss for the nine month period to September 30, 2005 has decreased to $4.6 million compared to $12.2 million for the same period in 2004. The Company is reiterating guidance for profitability in 2005.

Cash and Short-Term Investments
Cash and short-term investments at September 30, 2005, were $106.7 million compared to $35.8 million at December 31, 2004, and $100.5 million at the end of the previous quarter.

Research and Development (R&D) Expenses
Research and Development (R&D) expenses in third quarter 2005 were $8.0 million compared to $4.3 million in the third quarter 2004, and were up $866,000 from the second quarter of 2005. The $3.7 million increase year-on-year reflects increased expenditures on the three active global phase III trials and the expansion of our global clinical trials team. Also included in R&D expenses is the cost of business development efforts including additional personnel and the identification of potential new drug and collaboration opportunities. Year to date R&D expenses for the nine month period ended September 30, 2005 increased to $19.2 million from $6.4 million for the same period in 2004.

Marketing, General and Administrative (MG&A) Expenses
Marketing, general and administrative (MG&A) expenses in third quarter 2005 were $6.7 million compared to $1.6 million in the third quarter 2004 and a decrease of $365,000 versus the second quarter 2005. MG&A expenses included an increase in personnel to support the continued build out of the global business, and preparation for the potential commercialization of CellCept in autoimmune disease. Year to date MG&A expenses for the nine months ended September 30, 2005 were $19.0 million compared to $5.3 million for the nine months ended September 30, 2004.

Conference Call
On Wednesday November 2 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), Aspreva will host a web cast and conference call open to all interested parties to discuss third quarter 2005 business and financial results. To access the live call or the archive via the Internet, please visit the investor relations section of the Company's website at www.aspreva.com. Alternatively, please dial 1-877-704-5381 (North America) or 1-913-312-1295 (outside North America) to participate in the call. The call will be available for replay until Wednesday, November 9, by calling 1-888-203-1112 (North America) or 1-719-457-0820 (outside North America) and entering the pass code 8817048. The webcast replay will be available until Aspreva's fourth-quarter 2005 conference call.

About CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement, Aspreva is responsible for clinical development of CellCept for autoimmune diseases and will be responsible for sales and marketing upon regulatory approvals.
Aspreva currently has three phase III clinical programs underway with CellCept, including lupus nephritis (the induction phase of this trial expected to be completed in late 2006), myasthenia gravis (expected completion late 2006) and pemphigus vulgaris (expected completion early 2007).

About Aspreva Pharmaceuticals
Aspreva is an emerging pharmaceutical company focused on identifying, developing and, upon regulatory approval, commercializing new indications for approved drugs and late stage drug candidates for patients living with less common diseases. Aspreva's "Indication Partnering" strategy allows its partners to maintain core brand focus while extending the benefits of their medicines to a broader patient population. Aspreva is listed on the Nasdaq National Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV".

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars) (unaudited)
	September 30,	December 31,
	2005	2004
ASSETS
Cash and marketable securities	$106,667	$35,837
Accounts receivable	20,790	277
Other current assets	2,553	3,064
Property and equipment, net	2,358	1,763
Other long term assets	715	1,731

	$133,083	$42,672

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unearned royalty advance	$6,206	$-
Other current liabilities	9,746	9,229
Long term liabilities	684	792
Convertible redeemable preferred shares	-	49,341
Shareholders’ equity (deficiency)	116,447	(16,690)

	$133,083	$42,672

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Royalty revenue	$16,779	$-	$31,450	$-

Expenses
Research and development	8,018	4,332	19,215	6,415
Marketing, general and administrative	6,660	1,597	19,036	5,316

Total expenses	14,678	5,929	38,251	11,731

Other (income) expense	(1,125)	(115)	(2,193)	501

Net income (loss) for the period	$3,226	$(5,814)	$(4,608)	$(12,232)

Earnings (loss) per common share
Basic and diluted	$0.09	$(0.45)	$(0.16)	$(0.96)

Included in net income (loss) for the period are the following charges for stock based compensation:	$1,928	$383	$5,112	$1,975

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net Cash Flows used in Operating Activities
Net income (loss) for the period	$3,226	$(5,814)	$(4,608)	$(12,232)
Add non-cash items:
Depreciation and amortization	154	74	374	143
Stock-based compensation	1,928	383	5,112	1,975
Net change in non-cash working capital items related to operations	1,041	1,685	(14,300)	2,019
	6,349	(3,672)	(13,422)	(8,095)

Net Cash Flows from (used in) Investing Activities
Net redemptions (purchases) of marketable securities	(7,859)	2,457	(72,049)	(37,202)
Purchase of property and equipment	(675)		(850)	(437)
	(8,534)	2,457	(72,899)	(37,639)

Net Cash Flows from (used in) Financing Activities
Issuance of shares, net of issue costs	320	-	84,737	49,257
Payments on capital lease obligations	(107)	(83)	(314)	(83)
	213	(83)	84,423	49,174

Effect of exchange rate changes on cash	(18)	(5)	3	(35)

Net increase (decrease) in cash	(1,990)	(1,303)	(1,895)	3,405

Cash, beginning of the period	3,602	4,859	3,507	151

Cash, end of the period	$1,612	$3,556	$1,612	$3,556

This press release contains the condensed financial statements derived from the unaudited consolidated interim financial statements for the three and nine month periods ended September 30, 2005 and the audited consolidated financial statements for the year ended December 31, 2004. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

For further information please contact:
Sage Baker
Director, Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 270
sbaker@aspreva.com

Certain statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements include, but are not limited to, those with respect to future profits, product revenues, the use of net proceeds from our initial public offering, the timing of clinical trials and the completion date for clinical trials and additional collaborations and their timing. These forward-looking statements are only predictions based upon our current expectations, and actual events or results may differ materially. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that we may not sustain our profitability; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; we may not be successful in establishing additional collaborations; we may face unknown risks related to intellectual property matters; we may face increased competition from other pharmaceutical or biotechnology companies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.